As filed with the Securities and Exchange Commission on September 10, 1996
                                                    Registration No. 33-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Cytoclonal Pharmaceutics Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   75-2402409
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                      (I.R.S. Employer Identification No.)

9000 Harry Hines Boulevard, Dallas, Texas                               75235
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 (Address of Principal Executive Offices)                             (Zip Code)

                             1996 Stock Option Plan
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                            (Full title of the Plan)

                             Arthur P. Bollon, Ph.D.
                       c/o Cytoclonal Pharmaceutics, Inc.
                           9000 Harry Hines Boulevard
                               Dallas, Texas 75235
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                     (Name and Address of Agent For Service)

                                 (214) 353-2922
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          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                              Robert H. Cohen, Esq.
                                 Bryan Cave LLP
                                 245 Park Avenue
                          New York, New York 10167-0034

                         CALCULATION OF REGISTRATION FEE
================================================================================
                            Proposed      Proposed
                             Maximum       Maximum
                             Amount       Offering      Aggregate    Amount of
   Title of Securities        to be       Price Per     Offering    Registration
    to be Registered       Registered       Share         Price         Fee
- ------------------------  ------------  ------------  ------------  ------------
Common Stock, $.01 par
  value                      750,000      $3.875      $2,906,250    $1,002.15
================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on September 6, 1996.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

     The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Cytoclonal Pharmaceutics Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

     (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996;

     (c) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996.

     (d) The Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on May 17, 1995, to register the Common Stock, $.01 par value, under Section 12(g) of the Securities and Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

Item 4. Description of Securities.
        --------------------------

     No response is required to this item.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

     The legality of the securities offered hereby has been passed upon by Bryan Cave LLP. Members of such firm are holders of equity securities of the Registrant.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     Section 145 of the Delaware General Corporation Law grants each corporation organized thereunder certain powers to indemnify its officers and directors against liability for certain of their acts.

     ARTICLE EIGHTH of the Registrant's Certificate of Incorporation, as amended provides as follows:

     The personal liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     ARTICLE NINTH of the Registrant's Certificate of Incorporation, as amended provides as follows:

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 7. Exemption From Registration Claimed.
        ------------------------------------

     No response to this Item is required.

Item 8. Exhibits.
        ---------

     4     1996 Stock Option Plan

     5 Opinion of Bryan Cave LLP, with respect to the legality of the Common Stock to be registered hereunder

     23(a) Consent of Richard A. Eisner & Company, LLP

     23(b) Consent of Bryan Cave LLP

Item 9. Undertakings
        ------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 6th day of September, 1996.


                                             Cytoclonal Pharmaceutics Inc.
                                       -----------------------------------------
                                                      (Registrant)

                                       By:/s/ Arthur P. Bollon, Ph.D.
                                          --------------------------------------
                                          Arthur P. Bollon, Ph.D.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                       Capacity                    Date
- --------------------------  ---------------------------------  -----------------

/s/ Arthur P. Bollon
- --------------------------  Chairman, President, Chief         September 6, 1996
Arthur P. Bollon, Ph.D      Executive Officer and Director
                            (principal executive officer)

/s/ Ira Gelb
- --------------------------  Director                           September 6, 1996
Ira Gelb, M.D.

/s/ Irwin C. Gerson
- --------------------------  Director                           September 6, 1996
Irwin C. Gerson

/s/ Walter M. Lovenberg
- --------------------------  Director                           September 6, 1996
Walter M. Lovenberg, Ph.D.

/s/ Daniel Shusterman
- --------------------------  Vice President Operations,         September 6, 1996
Daniel Shusterman, J.D.     Treasurer and Chief Financial
                            Officer (principal financial
                            and accounting officer)

                                INDEX TO EXHIBITS
                          CYTOCLONAL PHARMACEUTICS INC.

Exhibit No.                               Description
- -----------  -------------------------------------------------------------------

4            1996 Stock Option Plan

5 Opinion of Bryan Cave LLP, with respect to the legality of the Common Stock to be registered hereunder

23(a)        Consent of Richard A. Eisner & Company, LLP

23(b)        Consent of Bryan Cave LLP (contained in Exhibit 5)

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